Sino Agro Food, Inc. Appoints Chief Financial Officer

May 21, 2014

GUANGZHOU, China-- Sino Agro Food, Inc. (OTC BB: SIAF.OB), is an integrated, diversified agriculture technology and organic food company (“the Company”) with principal operations as primary producer, processor, and marketer in the People’s Republic of China (“PRC”).

The Company is delighted that Ms. Olivia Lai has accepted the position of Chief Financial Officer.

Ms. Lai has over 20 years accounting and finance experience and held senior positions in many multi-national and public accounting and consulting firms; including Cisco Systems, Ernst & Young and PricewaterhouseCoopers.  She is a U.S. and Hong Kong Certified Accountant with memberships in the American Institute of Certified Public Accountants, Charted Global Management Accountants, Hong Kong Institute of Certified Public Accountants, and the Taxation Institute of Hong Kong. She received her Bachelor of Science in Accounting with Highest Distinction and has an Executive Master of Business Administration from the Kellogg School of Management of Northwestern University in the U.S., and the University of Science and technology in Hong Kong.

Ms. Lai reflected, “I am excited to get to work for Sino Agro Food, inspired by their core mission; established high growth trajectory; the forthright, hard working, and amiable nature of management; and by the short and long term opportunities to enhance shareholder value.”

CEO Solomon Lee commented, “I am very confident that Ms. Lai is the right person to serve the Company at the right time. I look forward to the shareholders getting to know Ms. Lai as I have. Further, I look forward to her help in accomplishing our ongoing and future corporate initiatives, guided by the same perseverance leading to her hire.”

“Beyond Corporate level execution, operationally Ms. Lai’s expertise in supply chain management is a perfect fit for our subsidiary structure and vertically integrated business models.”

About Sino Agro Food, Inc.

Sino Agro Food, Inc. (http://www.sinoagrofood.com) is an agriculture technology and natural food holding company with principal operations in the People’s Republic of China. The Company acquires and maintains equity stakes in a cohesive portfolio of companies that SIAF forms according to its core mission to produce, distribute, market and sell natural, sustainable protein food and produce, primarily seafood and cattle, to the rapidly growing middle class in China. SIAF provides financial oversight and strategic direction for each company, and for the interoperation between companies. The Company owns or licenses patents, proprietary methods, and other intellectual properties in its areas of expertise. SIAF provides consulting and services to joint venture partners to construct and operate food businesses, primarily producing wholesale fish and cattle. Further joint ventures market and distribute the wholesale products as part of an overall “farm to table” concept and business strategy.

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Forward Looking Statements

This release may contain forward-looking statements relating to the business of SIAF and its subsidiary companies. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There is no assurance that future developments affecting SIAF will be those anticipated by SIAF. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

Contacts

Peter Grossman

Investor Relations

+1 (775) 901-0344

info@sinoagrofood.com